Form N-SAR
Item 77 Q1
Exhibits
The RBB Fund, Inc.


(a).	The RBB Fund, Inc. incorporates herein by reference
Articles Supplementary of Registrant increasing total shares authorized to 100 Billion shares filed as exhibit (a)(49) to the Registrant's Post-Effective
Amendment No. 111 as filed electronically with the SEC on February 28, 2007. (Accession No. 0001193125-07-042860).

(e).	1. Interim Investment Advisory and Administration
Agreement between The RBB Fund, Inc. and BlackRock
Institutional Management Corporation with respect to the Money Market Portfolio dated September 29, 2006 is incorporated herein by reference as exhibit (d)(32) to Registrant's Post-Effective Amendment No. 105 as filed electronically with the SEC on October 30, 2006
(Accession No. 000935069-06-002945).

2. Investment Advisory Agreement between The RBB Fund,
Inc. and Bear Stearns Asset Management Inc. with respect to the Bear Stearns CUFS MLP Mortgage
Portfolio dated November 30, 2006 is incorporated herein by reference as exhibit (d)(31) to Registrant's
Post-Effective Amendment No. 108 as filed electronically with the SEC on December 14, 2006
(Accession No. 0000935069-06-003359).

3. Investment Advisory and Administration Agreement between The RBB Fund, Inc. and BlackRock Institutional
Management Corporation dated December 15, 2006 with respect to the Money Market Portfolio is filed herewith.

4. Investment Advisory Agreement between The RBB Fund,
Inc. and Bear Stearns Asset Management Inc. dated
February 28, 2007 with respect to the Bear Stearns
Enhanced Income Fund is filed herewith.

5. Investment Advisory Agreement between The RBB Fund,
Inc. and Marvin & Palmer Associates, Inc. dated March
5, 2007 with respect to the Marvin & Palmer Large Cap
Growth Fund is filed herewith.

(f).	Letter from PricewaterhouseCoopers LLP as independent
registered public accounting firm to the Robeco Boston
Partners Small Cap Value Fund II, Robeco Boston
Partners Long/Short Equity Fund, Robeco Boston
Partners Large Cap Value Fund, Robeco Boston Partners
Mid Cap Value Fund, Robeco Boston Partners All-Cap
Value Fund, Robeco WPG Small Cap Value Fund (formerly, the Robeco WPG Tudor Fund), Robeco WPG Large Cap
Growth Fund and Robeco WPG Core Bond Fund furnished pursuant to sub-item 77K is filed herewith.